SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 13, 2001

BOYD BROS. TRANSPORTATION INC.

(Exact name of registrant as specified in its charger)

DELAWARE	0-23948	63-6006515

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3275 Highway 30, Clayton, Alabama	36016

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (334) 775-1400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:
SIGNATURES
PRESS RELEASE

Item 5. Other Events

     The Board of Directors of Boyd Bros. Transportation, Inc. (the “Company”) has recently accepted the resignation of two of its directors, Dempsey Boyd and Miller Welborn.

     On November 13, 2001, the Board of Directors of the Company appointed Boyd Whigham to serve as the Company’s non-executive Chairman of the Board commencing January 1, 2002, to replace Dempsey Boyd, who will retire as the Company’s Chairman as of the same date. Mr. Boyd founded the Company in 1956 and served as the Company’s President from 1956 to 1980 and as Chairman of the Board from 1980 until his retirement on November 13, 2001. In addition to his involvement with the Company, Mr. Boyd was active in a number of businesses, particularly real estate investments. Subsequent to the annual meeting of shareholders held on May 15, 2001, the Company learned that on October 25, 1995, Mr. Boyd paid a forfeiture of $25,000 to the Pima County, Arizona Superior Court in connection with a misdemeanor plea agreement relating to an attempted unlawful sale of subdivided lands.

     The Board has asked Mr. Boyd to serve as a part-time consultant to the Company. The consulting services to be performed by Mr. Boyd will include, but are not limited to, advice on marketing, sales and driver recruitment and retention. The terms and conditions of these services will be contained in a consulting agreement to be entered into between the Company and Mr. Boyd.

     Miller Welborn, age 42, has served as Vice-Chairman of the Company since February 17, 2000. Mr. Welborn served as President and Chief Executive Officer of the Company from July 1998 until February 2000. Mr. Welborn co-founded WTI Transport, Inc. (formerly know as Welborn Transport, Inc.) in 1989 and has been the Vice-Chairman of WTI Transport since 1999. Mr. Welborn is also the President of Welborn & Associates, Inc., a transportation consulting firm, a director of the Federal Reserve Bank of Atlanta, Georgia, and the managing partner of Moorland Properties, LLC. Mr. Welborn resigned from all positions with the Company effective November 19, 2001, and in connection therewith the Company repurchased, pursuant in part to commitments originally entered into at the time of the Company’s acquisition of WTI Transport, Inc. in 1997, all of Mr. Welborn’s shares in the Company for aggregate consideration of approximately $390,000.00. Mr. Welborn will continue his activities as a consultant to non-flatbed trucking companies in the region.

     The Company has issued a press release in connection with Mr. Boyd’s retirement and Mr. Welborn’s resignation, a copy of which is filed as an Exhibit to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

     (c)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated November 27, 2001, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOYD BROS. TRANSPORTATION, INC. (Registrant)

Date:	November 27, 2001	By: Name: Title:	/s/ Richard C. Bailey Richard C. Bailey Chief Financial Officer (Principal Accounting Officer)